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                                 PROMISSORY NOTE



$10,232,991.00                                      Pittsburgh, Pennsylvania
                                                    April 30, 1999



                  For value received and intending to be legally bound hereby, IDT, INC., a Pennsylvania corporation (hereinafter called "Maker"), whose address is 2275 Swallow Hill Road, Building 2500, Pittsburgh, PA 15220, promises to pay to the order of BIOCONTROL TECHNOLOGY, INC., a Pennsylvania corporation (hereinafter called "Holder"), with an address at 2275 Swallow Hill Road, Building 2500, Pittsburgh, PA 15220, the principal sum of $10,232,991.00, together with interest thereon at the rate of 10% per annum (the "Interest Rate") on the unpaid principal amount, payable as follows:

         This Note shall be payable by Holder either in its entirety or from time to time as to part, together with any accrued and unpaid interest to the date fixed for such payment; provided, however, that any balance of principal and interest remaining unpaid on June 1, 2002 shall be in any event due and payable on that date without demand. This Note may be paid at any time, without penalty.

         All payments made hereunder shall be made to Holder at Holder's address set forth above, or at such other address or place as Holder may designate by written notice to Maker.


         In the event any principal and/or interest shall not be paid by Maker within ten (10) days after maturity on June 1, 2002, Maker shall be in default hereunder and the




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entire principal amount of this Note and accrued and unpaid interest thereon shall immediately become due and payable, at the election of Holder, without presentment, demand or notice to Maker, all of which are hereby expressly waived by Maker. No failure on the part of Holder to exercise any of the rights hereto shall be deemed a waiver of any such rights upon any default hereunder.

         Holder shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as a continuing waiver or as a bar to or waiver of any right or remedy to a subsequent event.

                  If any term or provision of this Note or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable as to the remainder of this Note, then the application of such term or provision to person, properties and circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         Holder shall be entitled to collect from Maker all reasonable costs and expenses, including without limitation, all reasonable attorney's fees, whether or not suit is instituted, incurred (i) in collecting any of the indebtedness under this Note; (ii) in enforcing performance of the agreements, conditions, covenants and provisions of this Note, or (iii) in connection with any bankruptcy or receivership proceeding involving Maker.


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         This Note shall be binding upon Maker and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns. All rights, powers and privileges granted to Holder under this Note shall be available to the successors and assigns of Holder as fully and with the same effect as though Holder were exercising said rights, powers and privileges.


         This Note shall be construed in accordance with the internal laws of the Commonwealth of Pennsylvania.


              IN WITNESS WHEREOF, and pursuant to authority granted by its Board of Directors, Maker has executed this instrument under its corporate seal, the day and year first above written.

ATTEST:                                          IDT, INC.


                                                 By: Glenn Keeling /s/
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                                                     Glenn Keeling, President


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